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                                                                   EXHIBIT 10.25


                    PROMISSORY NOTE SECURED BY DEED OF TRUST

$66,125.00                                                       August 30, 1996
                                                           San Diego, California


      FOR VALUE RECEIVED, the undersigned ("Maker"), promises to pay to COMBICHEM, INC., a California corporation ("Holder"), or order, at 9050 Camino Santa Fe, San Diego, California 92127, or at such other place as Holder may from time to time designate, the principal sum of Sixty-Six Thousand One Hundred Twenty-Five Dollars ($66,125.00) (the "Loan"), in the following amounts and on the terms set forth below.


      1. Payment. Principal and interest, if any, shall be due and payable as follows:

            1.1 Payment of Principal. Principal payments of Twenty-Two Thousand Dollars ($22,000.00) each shall be made on or before each anniversary of the date of this Note set forth above. The entire remaining balance of principal and interest on delinquent payments, if any, shall be due and payable in full on the Maturity Date set forth in Section 3 below; provided, however, that if any payment of principal or interest on this Promissory Note shall become due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment shall be due on the next succeeding business day. Except as otherwise provided herein or by applicable law, all payments shall be applied first to any unpaid enforcement or collection costs, then to accrued but unpaid interest, and the remainder shall be applied to principal. This Promissory Note may be prepaid, in whole or in part, at any time without premium or penalty. Partial prepayments shall not postpone or delay the date of any subsequent payment.

            1.2 Form of Payment. All amounts payable under this Promissory Note are payable in lawful money of the United States. Any payment shall be deemed made upon receipt by Payee. Checks will constitute payment when collected. All payments of principal and interest made hereunder shall be evidenced by the internal records of Holder, which shall be prima facie evidence of such matters.

      2.    Maturity Date.

      The outstanding principal balance of this Promissory Note and all unpaid interest accrued hereunder shall be due and payable no later than the "Maturity Date." The Maturity Date shall be the earlier to occur of: (a) August 28, 1999;
(b) the expiration of the 30-day period following the date the Maker ceases for any reason to remain in the employment on a regular and full-time basis by CombiChem, Inc., a California corporation ("Corporation"); (c) the date on which Corporation completes the consummation of any corporate transaction in which (i) more than fifty percent (50%) of the outstanding shares of the common stock of Holder are acquired by a single purchaser or by a group of purchasers acting in concert; (ii) all or substantially all of the assets of Holder are acquired by a single purchaser or a group of purchasers acting in concert; (d) that date on which Corporation merges with or into another organization; or (e) the date of transfer or further encumbrance by Borrower of (or any other person holding fee title to) that certain real property described in Exhibit A to that certain Deed of Trust securing this Note (the "Real Property"). Maker hereby covenants that Maker shall provide Holder with written notice of any sale or transfer of the Real Property at least ten (10) days prior to the date Maker transfers title to the Real Property. Upon payment in full of all principal and accrued interest payable hereunder, this Promissory Note shall be surrendered to Maker for cancellation.

      3. Security. This Promissory Note is secured by a deed of trust ("Deed of Trust") encumbering certain real property located at 5440 Caminito Exquisito in the City of San Diego, State of California.

      4.    Late Payment.

      Maker agrees that if for any reason it fails to make any of the payments required herein, including the amount due at the Maturity Date, within five (5) days after the due date for the payment, Holder shall be


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entitled to damages for the detriment caused by such failure. Maker recognizes that as a result of any payment required herein becoming overdue, Holder will incur additional expenses in servicing the Loan not otherwise contemplated hereunder, including, but not limited to, processing and accounting charges, the loss to Holder of the use of money due and frustration to Holder in meeting its other financial commitments. Maker further recognizes that the exact amount of these additional expenses will be extremely difficult and impractical to ascertain and agrees to pay an amount equal to five percent (5%) of such overdue amounts ("Late Charge"). In order to compensate Holder for its additional expenses resulting from Maker's continued failure to repay overdue amounts, one
(1) additional Late Charge shall be incurred by Maker every three (3) months, if the overdue amount remains unpaid to Holder. Maker agrees to pay Holder such additional Late Charge on the aggregate of all unpaid and overdue amounts, including all previously incurred Late Charges. Acceptance of any Late Charge by Holder shall in no event constitute a waiver of Maker's default with respect to such overdue amount nor prevent Holder from exercising any other rights and remedies granted under this Promissory Note or the Deed of Trust.

      5.    Default.

            5.1 Events of Default. At the election of the Holder, in its sole discretion, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall become immediately due and payable prior to the specified due date of this Note upon the occurrence of one or more of the following events: (a) Maker dies; or (b) Maker shall default in the performance of any of its obligations hereunder, including, without limitation, payment of the balance due at the Maturity Date, when due; or (c) a default occurs under the Deed of Trust or under any obligation secured thereby; (d) or any transfer (except as contemplated by the Deed of Trust), conveyance, hypothecation, assignment or encumbrance, whether voluntarily or involuntarily or by operation of law or otherwise, of any beneficial interest in the Real Property or any portion thereof, other than as expressly permitted by Holder in writing; or (e) the making by the Maker of any assignment for the benefit of creditors or the voluntary appointment (at the request or with the consent of the Maker) of a receiver, custodian, liquidator or trustee in bankruptcy of any of the Maker's property, or the filing by the Maker of a petition in bankruptcy or other similar proceeding under any law for relief of debtors; or (f) the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal bankruptcy act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal for a period of sixty (60) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker (each of the foregoing is sometimes referred to hereinafter as an "Event of Default"). Upon any of the foregoing Events of Default, the Holder of this Promissory Note, at its election, may declare immediately due and payable the entire balance of principal and interest thereon together with all cost of collection, including, but not limited to, reasonable attorneys' fees and costs and all expenses incurred in connection with the protection of or realization on any security for this Promissory Note. At the option of Holder and upon five (5) days written notice of or demand and in the event of any default or acceleration under this Promissory Note, interest thereafter on the unpaid principal balance, accrued Late Charges and additional costs incurred shall be payable at the lesser of ten percent (10%) per annum, compounded quarterly, or the maximum rate permitted by law. The Maker further understands that this is a full recourse promissory note.

            5.2 No Waiver. In the event of any default or acceleration under this Promissory Note, Maker agrees that the acceptance by Holder of any performance which does not strictly comply with the terms of this Promissory Note shall not be deemed to be a waiver of Holder's rights. No previous waiver and no failure or delay by Holder in acting with respect to the terms of this Promissory Note or the Deed of Trust shall constitute a waiver of any breach, default or failure of condition under this Promissory Note or the Deed of Trust or the obligations secured thereby. A waiver of any term of this Promissory Note or the Deed of Trust or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.


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      6.    Employment. For purposes of applying the provisions of this Note under Section 6.1(b) above, the Maker shall be considered to remain in the Corporation's employment for so long as the Maker renders services as a director or full-time employee of the Corporation, any successor entity or one or more of the Corporation's fifty percent (50%)-or-more owned (directly or indirectly) subsidiaries. HOWEVER, NOTHING IN THIS PROMISSORY NOTE SHALL CONFER UPON THE MAKER ANY RIGHT TO CONTINUE IN THE EMPLOYMENT OF THE CORPORATION (OR ITS SUCCESSORS OR SUBSIDIARIES) FOR ANY PERIOD OF SPECIFIC DURATION OR INTERFERE WITH OR OTHERWISE RESTRICT IN ANY WAY THE RIGHTS OF THE CORPORATION OR THE MAKER, WHICH RIGHTS ARE HEREBY EXPRESSLY RESERVED BY EACH, TO TERMINATE MAKER'S EMPLOYMENT AT ANY TIME FOR ANY REASON WHATSOEVER, WITH OR WITHOUT CAUSE.

      7.    General Provisions.

            7.1 Attorneys' Fees. If any attorney is engaged by Holder to enforce or construe any provision of this Promissory Note or the Deed of Trust, or as a consequence of any default or Event of Default, with or without the filing of any legal action or proceeding, then Maker shall immediately pay on demand all attorneys' fees and all other costs and expenses incurred by Holder, including, without limitation, post-judgment attorneys' fees and costs, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal owing hereunder as if such unpaid attorneys' fees and costs had been added to the principal. Maker shall also reimburse Holder for all attorneys' fees and all other costs and expenses reasonably incurred in the representation of Holder in any bankruptcy, insolvency, reorganization or other debtor-relief proceeding of or relating to Maker or any security for this Promissory Note.

            7.2 Binding on Successors. The terms of this Promissory Note shall apply to, inure to the benefit of and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, personal representatives, successors and assigns. The term "Holder" shall include the Holder as well as any other person or entity to whom this Promissory Note or any interest in this Promissory Note is conveyed, transferred or assigned.

            7.3 No Modifications. This Promissory Note shall not be changed or modified orally, but in each instance only by an instrument in writing signed by the party against which enforcement of such change, modification or waiver is sought.

            7.4 Severability. Every provision hereof is intended to be severable. If any provision of this Promissory Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereof, which shall remain binding and enforceable.

            7.5 Time is of Essence. It is agreed that time is of the essence as to every term, condition and provision of this Promissory Note.

            7.6 Waiver of Presentment, Protest and Demand. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder. Maker and any endorsers or guarantors hereof severally waive: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest, demand and nonpayment; notice of costs, expenses or losses and interest thereon; notice of Late Charges; and diligence in taking any action to collect any sums owing under this Promissory Note or in proceeding against any of the rights or interests in or to properties securing payment of this Promissory Note. Maker and any endorsers or guarantors hereof further expressly agree that this Promissory Note, or any payment hereunder may be extended from time to time, and consent to the acceptance of security or the release of any security from this Promissory Note, including any real property or other types of security, all without in any way affecting the liability of Maker and any endorsers of guarantors hereof. All payments made under this Promissory Note shall be made without any right of offset by the Maker.


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            7.7   Applicable Usury Laws. All agreements between Maker and
Holder, now existing or hereafter arising, are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the money to be loaned hereunder or otherwise, or for the performance or payment of any covenant or obligation contained herein, exceed the highest lawful rate permissible under the applicable usury law. If, from any circumstances whatsoever, fulfillment of any provision hereof or any other agreement relating to this Promissory Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance, Holder shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder as of the date such amount is received or deemed to be received by Holder and not to the payment of interest, or if such amount exceeds the unpaid balance of principal, such excess shall be refunded to the Maker hereof. This provision is material to both Maker and Holder and shall control every other provision of all agreements between the Maker and Holder.

            7.8 Governing Law. This Promissory Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that Federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Promissory Note consent to the jurisdiction of any Federal or State Court within the State of California having proper venue and also consent to service of process by any means authorized by California or Federal law. This Promissory Note shall be deemed made and entered into in San Diego County.

            7.9 Captions. The captions used herein are for convenience only and do not in any way limit or amplify the terms and provisions hereof.


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      IN WITNESS WHEREOF, Maker has caused this Promissory Note to be duly executed and acknowledged as of the day and year first above written.

      MAKER PLEASE NOTE: UPON THE OCCURRENCE OF A DEFAULT OR ACCELERATION UNDER THIS PROMISSORY NOTE, THE DEED OF TRUST AND CALIFORNIA PROCEDURE PERMIT THE TRUSTEE UNDER THE DEED OF TRUST TO SELL THE REAL PROPERTY AT A SALE HELD WITHOUT SUPERVISION BY ANY COURT AFTER EXPIRATION OF A PERIOD PRESCRIBED BY LAW. UNLESS YOU PROVIDE AN ADDRESS FOR THE GIVING OF NOTICE, YOU MAY NOT BE ENTITLED TO NOTICE OF THE COMMENCEMENT OF SALE PROCEEDINGS. HOLDER URGES YOU TO GIVE PROMPT NOTICE OF ANY CHANGE IN YOUR ADDRESS SO THAT YOU MAY RECEIVE PROMPTLY ANY NOTICE GIVEN PURSUANT TO THIS PROMISSORY NOTE AND THE DEED OF TRUST.


                                       MAKER:



                                       By: /s/ John Saunders
                                           -------------------------------------
                                           John Saunders

                                       Address:

                                       5440 Caminito Exquisito
                                       San Diego, California  92130


DO NOT DESTROY THIS ORIGINAL PROMISSORY NOTE: When paid, said original Promissory Note, together with the Deed of Trust and similar security securing same, must be surrendered to Maker for cancellation and retention.


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